UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2026

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Friday, May 22, 2026, at 8:00 a.m. Mountain Time, Westwater Resources, Inc. (the “Corporation”) held its Annual General Meeting of Stockholders (the “Annual Stockholder Meeting”).

As described under Item 5.07 of this Current Report, the Corporation’s stockholders approved an amendment (“Amendment”) to the Company's Amended and Restated Certification of Incorporation (as amended, the “Certificate of Incorporation”) to increase the number of authorized shares of common stock of the Corporation from 200,000,000 shares to 400,000,000 shares. The Amendment was filed with the office of the Secretary of State of Delaware on May 22, 2026, and became effective upon filing. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Stockholder Meeting, six proposals were submitted to the stockholders for approval as set forth in the definitive Proxy Statement as filed with the SEC on March 31, 2026 (the “Proxy Statement”). As of the record date, March 30, 2026, a total of 124,702,952 shares of common stock of the Corporation were issued and outstanding and entitled to vote. The holders of record of 63,938,258 shares of common stock were present in person or represented by proxy at the Annual Stockholder Meeting. Such amount represented 51.27% of the shares entitled to vote at such meeting and constituted a quorum in accordance with the applicable provisions of the By-Laws of the Corporation. The six proposals submitted to the stockholders for approval were to:

1.             Elect as directors the five nominees named in the Proxy Statement.

2.             Approve an amendment to the Corporation’s 2013 Omnibus Incentive Plan as amended (the “Incentive Plan”), to increase the authorized number of shares of common stock of the Corporation available and reserved for issuance under the Incentive Plan by 6,100,000 shares.

3.             Approve an Amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock of the Corporation from 200,000,000 shares to 400,000,000 shares.

4.             Provide advisory approval of the Corporation’s executive compensation.

5.             Ratify the appointment of Baker Tilly US, LLP as the Corporation’s independent registered public accountant for 2026.

6.             Approve, for purposes of complying with NYSE American Rule 713(a), the issuance of shares of common stock representing 20% or more upon the conversion of certain Convertible Notes.

At the Annual Stockholder Meeting, the stockholders approved all six of the proposals submitted. The specific voting results are provided below:

Proposal 1 - Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Terence J. Cryan	20,750,583	2,321,996	40,865,679
Frank Bakker	21,392,651	1,679,928	40,865,679
Tracy D. Pagliara	20,132,879	2,939,700	40,865,679
Karli S. Anderson	21,478,298	1,594,281	40,865,679
Deborah A. Peacock	21,554,527	1,518,052	40,865,679

Proposal 2 - Approval of an Amendment to the Incentive Plan

For	Against	Abstain	Broker Non-Votes
16,580,833	6,143,016	348,730	40,865,679

Proposal 3 - Amendment to Certificate of Incorporation to Increase the Authorized Common Shares

For	Against	Abstain	Broker Non-Votes
50,462,758	12,980,650	494,850	0

Proposal 4 - Non-binding Advisory Approval of Executive Compensation

For	Against	Abstain	Broker Non-Votes
19,109,776	3,489,887	472,916	40,865,679

Proposal 5 - Ratification of the Appointment of Baker Tilly US, LLP

For	Against	Abstain	Broker Non-Votes
61,571,486	1,426,753	940,019	0

Proposal 6 - Issuance of Common Stock Upon Conversion of Convertible Notes

For	Against	Abstain	Broker Non-Votes
20,360,680	2,148,847	563,052	40,865,679

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Westwater Resources, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westwater Resources, Inc.

Dated: May 22, 2026	/s/ John W. Lawrence
John W. Lawrence
Chief Administrative Officer, General Counsel & Corporate Secretary